Exhibit 99.1

Digital Brands Group, Inc. Announces Pricing of $10 Million Public Offering

AUSTIN, Texas, Nov. 29, 2022 /PRNewswire/ -- Digital Brands Group, Inc. ("Digital Brands" or the "Company") (Nasdaq: DBGI), a curated collection of luxury lifestyle, digital-first brands, today announced the pricing of a public offering of up to 168,000 shares of its common stock (or pre-funded warrants in lieu thereof), Class B Warrants to purchase up to 1,818,182 shares of its common stock ("Class B Warrants"), and Class C Warrants to purchase up to 1,818,182 shares of its common stock ("Class C Warrants", together with the Class B Warrants, collectively the "Warrants"), at an offering price to the public of $5.50 per share (or pre-funded warrant in lieu thereof) and associated Warrants. The Class B Warrants will have an exercise price of $5.25 per share, are exercisable immediately upon issuance, and will expire five years following the date of issuance. The Class C Warrants will have an exercise price of $5.25 per share, are exercisable immediately upon issuance, and will expire thirteen months following the date of issuance. The closing of the offering is expected to occur on or about December 1, 2022, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $10 million, before deducting the placement agent's fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering to fund a portion of the cash purchase price of its Sundry acquisition, to repay outstanding promissory notes, for the payment under a settlement agreement with the former owners of H&J and the remaining balance for general corporate purposes.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-268213) originally filed with the Securities and Exchange Commission ("SEC") on November 7, 2022 and became effective on November 29, 2022. The public offering is being made only by means of a prospectus, which forms a part of the effective registration statement. When available, electronic copies of the final prospectus may be obtained for free on the SEC's website located at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Digital Brands Group

Digital Brands Group is a curated collection of lifestyle brands, including Bailey 44, DSTLD, Harper and Jones, Stateside and ACE Studios, that offers a variety of apparel products through direct-to-consumer and wholesale distribution. Our complementary brand portfolio provides us with the unique opportunity to cross merchandise our brands. We aim for our customers to wear our brands head to toe and to capture what we call "closet share" by gaining insight into their preferences to create targeted and personalized content specific to their cohort. Operating our brands under one portfolio provides us with the ability to better utilize our technological, human capital and operational capabilities across all brands. As a result, we have been able to realize operational efficiencies and continue to identify additional cost saving opportunities to scale our brands and overall portfolio.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements, including, without limitation, the ability of the Company to consummation of the public offering, the satisfaction of the closing conditions of the public offering and the use of proceeds therefrom. Management has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While they believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond management's control. These statements involve risks and uncertainties that may cause the Company's actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company's other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Digital Brands Group, Inc. Company Contact

Hil Davis, CEO

Email: invest@digitalbrandsgroup.co

Phone: (800) 593-1047

Related Links

https://www.digitalbrandsgroup.co

https://ir.digitalbrandsgroup.co